   As filed with the Securities and Exchange Commission on October 20, 2000

================================================================================
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                   FORM S-8
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                                OPTELECOM, INC.
            (Exact Name of Registrant as Specified in Its Charter)

                                   DELAWARE
                           (State of Incorporation)

                                  52-1010850
                       (IRS Employer Identification No.)

                               9300 Gaither Road
                         Gaithersburg, Maryland 20877
                   (Address of Principal Executive Offices)

                 OPTELECOM, INC. Employee Stock Purchase Plan
             OPTELECOM, INC. 2000 Non-Qualified Stock Option Plan
                             (Full Title of Plans)

                             David L. Lowans, Esq.
                 Karp Frosh Lapidus, Wigodsky & Norwind, P.A.
                              1370 Piccard drive
                                   Suite 290
                           Rockville, Maryland 20850
                                (301) 258-1994
                    (Name and address of agent for service)

                        CALCULATION OF REGISTRATION FEE

---------------------------------------------------------------------------------------------------------------
                                                  Proposed            Proposed
                                                  Maximum             Maximum
 Title of Securities    Amount to be         Offering Price Per       Aggregate                Amount of
  to be Registered      Registered (1)           Share (2)          Offering Price          Registration Fee
---------------------------------------------------------------------------------------------------------------
Common Stock, $.03
 par value                 300,000                  $4.00             $1,200,000                $316.80
---------------------------------------------------------------------------------------------------------------
Common Stock, $.03
 par value                 200,000                  $4.00             $  800,000                $211.20
---------------------------------------------------------------------------------------------------------------
Total                      500,000                  $4.00             $2,000,000                $528.00
---------------------------------------------------------------------------------------------------------------

     (1) In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plans described herein.

     (2) Determined in accordance with Rule 457(h), the registration fee is based on the average option price per share for shares presently subject to options and, for those shares not presently subject to options, on the average of the high and low prices of the Registrant's Common Stock reported on the Nasdaq National Market on October 11, 2000.
===============================================================================

                                    PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE

        The documents listed in (a) through (c) below are incorporated by reference. All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Securities Exchange Act of 1934 prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such documents.

     (a) The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1999.

     (b) The Company's Current Reports on Form 10-Q dated March 31, 2000 and June 30, 2000.

     (c) All other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 since the end of the fiscal year covered by the document incorporated pursuant to (a) above.

     (d) Form S-3 filed by the Company on April 25, 2000 registering 500,000 shares of common stock, $.03 par value per share.

     (e) Form S-2A filed by the Company on May 25, 2000, an amendment to the Form S-3 dated April 25, 2000 registering 500,000 shares of common stock, $.03 par value per share.

     (f) The description of the Common Stock, $.03 par value per share, of the Company which is contained in a registration statement filed under Section 12 of the Securities Exchange Act of 1934, including any amendment or report filed for the purpose of updating such description.

ITEM 4. DESCRIPTION OF SECURITIES.  Not Applicable

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.  Not Applicable

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

        Delaware General Corporation Law, Section 102(b)(7), enables a corporation in its Certificate of Incorporation to eliminate or limit personal liability of members of its Board of Directors for monetary damages for breach of a director's fiduciary duty of care. The elimination or limitation does not apply where there has been a breach of the duty of loyalty, failure to act in good faith, engaging in intentional misconduct or knowingly violating a law, paying a dividend or approving a stock repurchase which was deemed illegal or obtaining an improper personal benefit. The Registrant's Certificate of Incorporation provides, in effect, for the elimination of the liability of directors to the extent permitted by Delaware law.

        Delaware General Corporation Law, Section 145, permits a corporation organized under Delaware law to indemnify directors and officers with respect to any matter in which the director or officer acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Registrant and, with respect to any criminal action or proceeding, he or she had no reasonable cause to believe his or her conduct was unlawful. The By-laws of the Registrant entitle directors and officers of the Registrant to indemnification to the extent permitted by Delaware law.

        Directors and officers are also insured against certain liabilities under a directors and officers liability insurance policy maintained by the Registrant.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.   Not applicable.



ITEM 8. EXHIBITS.*

        4(a) OPTELECOM, INC. Employee Stock Purchase Plan is hereby incorporated by reference from Exhibit A to Registrant's PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS To Be Held April 27, 2000.

        4(b) OPTELECOM, INC. 2000 Non-Qualified Stock Option Plan is hereby incorporated by reference from Exhibit B to Registrant's PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS To Be Held April 27, 2000.

        5     Opinion of counsel of Registrant.

        23    Consent of counsel (included in Exhibit 5).

 * Exhibits are numbered in accordance with Item 601 of Regulation S-K.

ITEM 9. UNDERTAKINGS.

        (a) The undersigned registrant hereby undertakes:

            (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

                (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

                (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change in such information in the registration statement; provided, however, that paragraphs (a)(l)(i) and (a)(l)(ii) do not apply if the registration statement is on Form S-3, Form S-8, or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

            (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            (3) To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

        (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Gaithersburg, State of Maryland, on the 19th day of October, 2000.

                                       OPTELECOM, INC.


                                       By: _________________________
                                           Edmund D. Ludwig
                                           Chief Executive Officer

     Each person whose signature appears below does hereby make, constitute and appoint, Irving Zaks and Edmund D. Ludwig and each of them his true and lawful attorney with full power of substitution to execute, deliver and file with the Securities and Exchange Commission, for and on his behalf and in his capacity or capacities as stated below, any amendment (including post-effective amendments) to the Registration Statement with all exhibits thereto, making such changes in the Registration Statement as the registrant deems appropriate.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

SIGNATURE                  TITLE                    DATE


-------------------------  Chief Executive Officer  October 19, 2000
Edmund D. Ludwig           and a Director

-------------------------  President and a Director  October 19, 2000
Irving Zaks


-------------------------  Chairman of the Board of  October 19, 2000
Clyde A. Heintzelman       Directors


-------------------------  Director                  October 19, 2000
Thomas M. Brandt, Jr.


-------------------------  Director                  October 19, 2000
Richard Kreter


-------------------------  Director                  October 19, 2000
David R. Lipinski


-------------------------  Director                  October 19, 2000
Carl Rubbo, Jr.


-------------------------  Director                  October 19, 2000
Pradeep Wahi


-------------------------  Chief Financial Officer   October 19, 2000
Thomas F. Driscoll         and Treasurer

                                 EXHIBIT INDEX

     4(a) OPTELECOM, INC. Employee Stock Purchase Plan is hereby incorporated by reference from Exhibit A to Registrant's PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS To Be Held April 27, 2000.

     4(b) OPTELECOM, INC. 2000 Non-Qualified Stock Option Plan is hereby incorporated by reference from Exhibit B to Registrant's PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS To Be Held April 27, 2000.

     5     Opinion of counsel of Registrant.

     23    Consent of counsel (included in Exhibit 5).

 * Exhibits are numbered in accordance with Item 601 of Regulation S-K.